Exhibit 10.1

LIMITED GUARANTEE

This Limited Guarantee (this “Guarantee”) is made by WhiteHawk Income Corporation (together with its successors and permitted assignees, the “Guarantor,”), in favor of PHX Minerals Inc., a Delaware corporation (the “Guaranteed Party”), as of May 8, 2025. Reference is hereby made to that certain Agreement and Plan of Merger (as amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) to be entered into by and among (i) WhiteHawk Acquisition, Inc., a Delaware corporation (“Parent”); (ii) WhiteHawk Merger Sub, Inc., a Delaware corporation; and (iii) the Guaranteed Party. Capitalized terms used herein without definition shall have the respective meanings given to them in the Agreement. All references in this Guarantee to “dollars” or “$” shall mean U.S. Dollars and all amounts in this Guarantee shall be paid in U.S. Dollars.

Concurrently with the execution and delivery of this Guarantee, Parent is delivering to the Guaranteed Party (i) an executed equity commitment letter (the “Guarantor’s Equity Commitment Letter”), pursuant to which the Guarantor has committed to invest directly or indirectly in Parent the cash amounts set forth therein and (ii) executed equity commitment letters (the “Other Investors’ Equity Commitment Letters” and together with the Guarantor’s Equity Commitment Letter, the “Equity Commitment Letters”) pursuant to which the other investors party thereto (the “Other Investors”) committed to invest directly or indirectly in Parent the cash amounts set forth therein. The total sum of the committed cash amounts set forth in the Equity Commitment Letters is hereinafter referred to as the “Sponsor Aggregate Commitment.”

1.              LIMITED GUARANTEE. To induce the Guaranteed Party to enter into the Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as primary obligor and not merely a surety, the due, complete and punctual payment, performance and discharge of an amount equal to one hundred percent (100%) of:

(a)            either:

(i)             the obligation of Parent to pay, or to provide adequate funds for the payment to the Guaranteed Party of an amount equal to the Parent Termination Fee in accordance with the terms of Section 8.3(c) of the Agreement (such total amount being the Guarantor’s “Termination Fee Limit”) in the event, and only in the event, that Parent becomes obligated to pay the Parent Termination Fee in accordance with the terms of Section 8.3(c) of the Agreement (a “Termination Fee Event” and such obligation, the “Termination Fee Obligation”); or

(ii)            the obligation of Parent to cause to be funded an amount equal to the sum of the Sponsor Aggregate Commitment (such amount being the Guarantor’s “Specific Performance Limit”) in the event, and only in the event, that specific performance with respect to Parent’s obligation to cause the Equity Financing to be funded is awarded against Parent pursuant to Section 9.16 of the Agreement, but subject in all respects to the terms of the Agreement (a “Specific Performance Event” and such obligation, the “Specific Performance Obligation”); and

(b)            up to $100,000.00 in total reimbursement and/or indemnification obligations that may arise pursuant to Section 6.16(b)(ii) of the Agreement (the “Reimbursement and Indemnification Obligations”).

The Termination Fee Obligation, the Specific Performance Obligation and the Reimbursement and Indemnification Obligations are hereinafter referred to as the “Obligations.” Notwithstanding anything in this Guarantee, the Agreement or any other agreement to the contrary, the Guaranteed Party hereby agrees that in no event shall the Guarantor be required to pay any amount to the Guaranteed Party or any Affiliate thereof under, in respect of, or in connection with this Guarantee, the Agreement or any other agreement, in the case of a Termination Fee Event, the Termination Fee Obligation, or in the case of a Specific Performance Event, the Specific Performance Obligation, and, together with, when payable by Parent or Merger Sub pursuant to Section 6.16(b)(ii) of the Agreement, the Reimbursement and Indemnification Obligations. In no event shall the Guarantor be liable in respect of both the Termination Fee Obligation and the Specific Performance Obligation. The parties hereto agree that this Guarantee may not be enforced without giving effect to the two immediately preceding sentences. The Guaranteed Party may, in its sole discretion, take any and all actions available hereunder or under applicable Law to enforce the Guarantor’s obligations hereunder in respect of the Obligations, subject to the terms and conditions of this Guarantee. In furtherance of the foregoing, the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action against the Guarantor for the full amount of the Guarantor’s Termination Fee Limit, in the case of a Termination Fee Event, or Specific Performance Limit, in the case of a Specific Performance Event, regardless of whether action is brought against Parent or whether Parent is joined in any such action or actions; provided, that the Guarantor may only be required pursuant to a Specific Performance Event to fund its Obligations through the purchase of securities in Parent (which funds will be used by Parent to satisfy its obligations under the Agreement) as contemplated by (and in accordance with) the Equity Commitment Letters and not directly to the Guaranteed Party or otherwise. The Guaranteed Party agrees that it and its controlled Affiliates shall not assert any claim, directly or indirectly, that the Guarantor is liable for an aggregate amount in excess of the Termination Fee Obligation or the Specific Performance Obligation, as whichever one may be applicable, and the Reimbursement and Indemnification Obligations. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to seek an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy (subject to the limitations herein and the waiver of claims by the Guaranteed Party hereunder (including Section 9 hereof) and the Agreement) to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

2.             NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to any Obligation, including in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s Obligations hereunder. This Guarantee is an unconditional guarantee of payment and of performance, and not of collection. Notwithstanding any other provision of this Guarantee or the Agreement to the contrary, the Guaranteed Party hereby covenants and agrees that the Guarantor may assert, as a defense to such payment or performance by the Guarantor under this Guarantee, or as an affirmative claim against the Guaranteed Party or its controlled Affiliates, or any Person claiming by, through or on behalf of any of them, (a) any rights, remedies, set-offs and defenses that Parent could assert pursuant to the terms of the Agreement or pursuant to any applicable Law in connection therewith (other than any such rights, remedies, set-offs and defenses arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent) and (b) any breach by the Guaranteed Party of this Guarantee. In the event that any payment made to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned in connection with any fraudulent conveyance, fraudulent transfer or preference, including in connection with a bankruptcy, reorganization or similar proceeding, the Guarantor shall remain liable hereunder, and subject to the terms hereof, with respect to the Obligations as if such payment had not been made.

3.              CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.

(a)            The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also enter into any agreement with Parent (in each case, in accordance with the terms of the Agreement) for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the Agreement or of any agreement between the Guaranteed Party and Parent without in any way impairing or affecting the Guarantor’s Obligations under this Guarantee. The Guarantor agrees that the Obligations of the Guarantor hereunder are, subject to the terms and conditions of this Guarantee, absolute and unconditional and shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent; (ii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Agreement made in accordance with the terms thereof, except to the extent Parent has a defense to the payment of the Obligations under such rescission, waiver, compromise, consolidation or other amendment or modification; (iii) any change in the corporate existence, structure or ownership of Parent, (iv) any insolvency, bankruptcy, winding up, moratorium, dissolution, assignment, reorganization or other similar proceeding affecting Parent; (v) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent or the Guaranteed Party, whether relating to, arising out of or in connection with the Obligations or otherwise (other than those defenses specifically described in the last sentence of Section 2 of this Guarantee); (vi) any breach by Parent of the Agreement; (vii) any incapacity, lack of authority or limitation of status or power of Parent; (viii) any change in Law that does not result in the performance of the Guarantor of its obligations hereunder to be illegal or (ix) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations.

(b)            To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to Parent and its counsel in accordance with the Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its controlled Affiliates). The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guarantee or acceptance of this Guarantee. Notwithstanding anything to the contrary contained in this Guarantee, the Guaranteed Party hereby agrees that to the extent that Parent is validly relieved of any of its obligations under the Agreement to pay the Parent Termination Fee or to cause the Equity Financing to be funded in accordance with the Agreement (other than, in each case, due to, in connection with, or as a result of, the insolvency or bankruptcy of Parent), the Guarantor shall be similarly relieved of the corresponding Obligations under this Guarantee. Notwithstanding anything to the contrary in this Guarantee, any payment made by or on behalf of Parent to the Guaranteed Party with respect to an Obligation shall reduce the total Obligations of the Guarantor under this Guarantee accordingly.

(c)            The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective controlled Affiliates not to institute, any proceeding asserting that this Guarantee is illegal, invalid or unenforceable in accordance with its terms. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent that arise from the existence, payment, performance, or enforcement of the Guarantor’s Obligations under or in respect of this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, whether or not such claim, remedy or right arises in equity or under Contract or Law, including, without limitation, the right to take or receive from Parent, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts payable under this Guarantee shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations, an amount equal to the lesser of (i) the amount paid to the Guarantor in violation of the immediately preceding sentence, and (ii) all amounts payable under this Guarantee, shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered by the Guarantor to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations in accordance with the terms of the Agreement, whether matured or unmatured, or to be held as collateral for any Obligations thereafter existing. The Guarantor acknowledges and agrees that neither Parent nor the Guaranteed Party would have entered into the Agreement without the benefit of this Guarantee.

4.              NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Subject to the terms, conditions and limitations hereof, of the Agreement and of the Equity Commitment Letters, as applicable, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed to it by Law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent or Merger Sub prior to proceeding against the Guarantor hereunder. The failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub or any other Person interested in the Transaction shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party under this Guarantee, subject to the provisions hereof.

5.              REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Guaranteed Party that:

(a)            the Guarantor is an entity duly organized, validly existing and in good standing under its jurisdiction of organization; Guarantor has the power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not and will not contravene any provision of the Guarantor’s charter, partnership agreement, operating agreement or similar organizational documents or any Law, and will not result in any violation of, or default (with or without notice or lapse of time, or both) under any material contract to which the Guarantor is a party;

(b)            all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or regulatory body is required or will become required in connection with the execution, delivery or performance of this Guarantee;

(c)            assuming the due execution and delivery of the Agreement by all parties thereto and the due execution and delivery of this Guarantee by the Guaranteed Party, this Guarantee constitutes and will continue to constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms (subject to the Enforceability Exceptions); and

(d)            the Guarantor has and will have the financial capacity to promptly pay and perform its Obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Guarantee are and shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 of this Guarantee.

6.              ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its respective rights, interests or obligations under this Guarantee to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party); provided, however, that if a portion of the Guarantor’s commitment under the Guarantor’s Equity Commitment Letter is assigned in accordance with the terms thereof, then a corresponding portion of its Obligations under this Guarantee may be assigned to the same assignee without the consent of the Guaranteed Party; provided that any such permitted assignment shall not relieve the Guarantor of its Obligations under this Guarantee. Any purported assignment in violation of this Section 6 shall be null and void ab initio.

7.              NOTICES. Any notices or other communications required or permitted under, or otherwise given in connection with, this Guarantee shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (to the extent that no “bounceback” or similar message indicating non-delivery is received with respect thereto), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to the Guarantor:

2000 Market Street, Suite 910

Philadelphia, PA 19103

Attention: Jeffrey Slotterback

Email: jslotterback@whitehawkenergy.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges, LLP

700 Louisiana Street, Suite 3700

Houston, Texas 77002

Attention: Omar Samji

Email: Omar.Samji@weil.com

and

Weil, Gotshal & Manges, LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: James R. Griffin; Claudia Lai

Email: james.griffin@weil.com; claudia.lai@weil.com

If to the Guaranteed Party:

PHX Minerals Inc.

1320 South University Drive, Suite 720

Fort Worth, TX 76107

Attention: Chad L. Stephens

Email: chad@phxmin.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Robert J. Mittman, Peter Schnur

Email: Robert.Mittman@blankrome.com; Peter.Schnur@blankrome.com

8.              CONTINUING GUARANTEE. Unless terminated pursuant to this Section 8, this Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until either of the mutually exclusive Obligations has been irrevocably and indefeasibly paid, observed, performed or satisfied in full. Notwithstanding the foregoing, or anything to the contrary expressed in or implied by this Guarantee, this Guarantee shall terminate automatically and immediately without the giving of notice and the Guarantor shall have no further obligations under this Guarantee as of the earliest of (a) the Closing, (b) the date of commencement of any litigation or other Legal Proceeding by the Guaranteed Party or any controlled Affiliate thereof claiming by, through or on behalf of the Guaranteed Party prohibited by Section 9 of this Guarantee (for the avoidance of doubt, other than any Retained Claim), (c) completed performance of the Obligations pursuant to the terms hereof (for the avoidance of doubt, the Guarantor shall not be liable under both of Section 1(a)(i) and Section 1(a)(ii)) and (d) the date that is one hundred twenty (120) days from the date of the valid termination of the Agreement under circumstances in which any portion of the Obligations could be payable (unless the Guaranteed Party has made a claim under this Guarantee prior to such date, in which case the relevant date of termination shall be the date that such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Guaranteed Party and the Guarantor (or their successors or permitted assignee) and the Obligations have been finally determined or agreed to be owed by the Guarantor (or their successors or permitted assignee) are satisfied in full). Furthermore, upon any valid termination of the Agreement in accordance with its terms, including in connection with a termination by the Company under Section 8.1(e) of the Agreement, the Obligations of the Guarantor regarding a Specific Performance Event shall automatically terminate ab initio and be null and void.

9.              NO RECOURSE.

(a)            The Guaranteed Party acknowledges, on behalf of itself and each of its controlled Affiliates, and any Person claiming by, through or on behalf of any of them, that, as of the date hereof, Parent shall have no assets, other than its rights under the Agreement and the Equity Commitment Letters, and that no additional funds are expected to be contributed to Parent until substantially concurrently with the Acceptance Time (if the Offer is consummated).

(b)            Notwithstanding anything that may be expressed or implied in this Guarantee to the contrary (and subject only to the specific contractual provisions of the Agreement), by its acceptance hereof, the Guaranteed Party acknowledges, covenants and agrees that all claims, obligations, liabilities, causes of action, or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, be in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Guarantee, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this Guarantee, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this Guarantee (each of such above-described legal, equitable or other theories or sources of liability, a “Claim”) may be made or asserted only against (and are expressly limited to) the Guarantor (and its respective successors and permitted assigns (to the extent the Guarantor actually assigns its obligations under this Guarantee to a permitted assignee)), and shall be subject to the limitations set forth herein, including but not limited to the provisions of Section 1 hereof. No Person who is not the Guarantor or its successor or permitted assignee (to the extent the Guarantor actually assigns its obligations under this Guarantee to a permitted assignee) (including, without limitation, (i) any past, present or future director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, management company, Affiliate (other than Parent and Merger Sub or any assignee of Parent or Merger Sub or of the Guarantor under the Agreement or hereunder), agent, attorney, or representative of, and any financial advisor or lender (all above-described Persons in this subclause (i), each a “Related Party”) to the Guarantor or any Affiliate of the Guarantor, and (ii) any Related Party of the Guarantor’s Related Parties (the persons in subclauses (i) and (ii), collectively “Non-Parties”)) shall have any liability or obligation in respect of any Claims. Notwithstanding any other provision hereof, nothing in this Guarantee shall limit the rights of the parties to the Agreement, the Equity Commitment Letters, and the other transaction documents, as applicable (collectively, the “Retained Claims”).

(c)            Without limiting the generality of the foregoing, to the maximum extent permitted under Law (and subject only to the specific contractual provisions of the Agreement), (i) the Guaranteed Party, on behalf of itself, its controlled Affiliates, and any Person claiming by, through or on behalf of any of them, hereby waives, releases and disclaims any and all Claims against all Non-Parties, including, without limitation, any Claims to avoid or disregard the entity form of the Guarantor or otherwise seek to impose any liability arising out of, relating to or in connection with a Claim on any Non-Parties, whether a Claim granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) the Guaranteed Party disclaims any reliance upon any Non-Parties with respect to the performance of this Guarantee or any representation or warranty made in, in connection with, or as an inducement to this Guarantee. This Section 9 shall survive the termination of this Guarantee.

(d)            The Guaranteed Party hereby covenants and agrees that it shall not assert, and shall cause its controlled Affiliates (and any controlled Person claiming by, through, or on behalf of any of the foregoing) not to assert, in any action, suit or proceeding: (i) any Claim that the provisions of Section 1 of this Guarantee limiting the Guarantor’s aggregate liability or the provisions of Section 8 or Section 9 of this Guarantee are illegal, invalid or unenforceable in accordance with its terms or (ii) other than the Retained Claims, any Claim whatsoever against the Guarantor or any other Non-Parties under or in connection with this Guarantee or the Agreement and any transactions contemplated hereby or thereby or instrument delivered herewith or therewith other than a claim (x) against the Guarantor for payment or performance of the Obligations pursuant to (and as limited by) the terms of this Guarantee and (y) against Parent pursuant to the Agreement.

10.            GOVERNING LAW; CONSENT TO JURISDICTION.

(a)            This Guarantee and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Guarantee and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Guarantee or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Guarantee and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery does not have subject matter jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Guarantee or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Guarantee or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 10, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Guarantee, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 9.5 of the Agreement and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by applicable Law.

11.            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.            ENTIRE AGREEMENT. This Guarantee, the Equity Commitment Letters and the Agreement constitute the entire agreement with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the parties hereto and thereto. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this Guarantee and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.

13.            COUNTERPARTS. This Guarantee may be executed and delivered (including by facsimile transmission or via portable document format (.pdf) or similar electronic means) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

14.            AMENDMENTS AND WAIVERS. No amendment, waiver, supplement or modification of any provision of this Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, supplement or modification, by the Guarantor and the Guaranteed Party or, in the case of waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Subject to the terms hereof, no delay or omission on the part of any party hereto in exercising any right, power or remedy under this Guarantee will operate as a waiver thereof.

15.            SEVERABILITY. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Guarantee may not be enforced without giving full force and effect to the limitations set forth in Section 1, Section 8 and Section 9 hereof.

16.            NO THIRD PARTY BENEFICIARIES. The parties hereby agree that their respective representations, warranties, agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Guarantee, and this Guarantee is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under this Guarantee; except that the Non-Parties shall be considered third party beneficiaries of the provisions of Section 9 hereof and all interpretive provisions required to give effect thereto.

17.            CONFIDENTIALITY. This Guarantee shall be treated as strictly confidential and is being provided to the Guaranteed Party solely in connection with the Agreement. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, other than the Agreement or the Equity Commitment Letters, or otherwise distributed to any Person without the prior written consent of the Guarantor. Notwithstanding the foregoing, this Guarantee may be provided by the Guaranteed Party: (i) to its controlled Affiliates and to those of the Guaranteed Party’s representatives and advisors, in each case, with a bona fide need to review this Guarantee; provided, that the Guaranteed Party shall cause such controlled Affiliates and direct such representatives and advisors to treat this Guarantee as strictly confidential in accordance with (and shall be responsible for any dissemination of this Guarantee by such representatives or advisors in violation of) this Section 17; (ii) to the extent required by Law (provided, that the Guaranteed Party will provide the Guarantor an opportunity to review such required disclosure in advance of such disclosure being made, unless such required disclosure is consistent with previous statements approved by the Guarantor); or (iii) to the extent required by any Governmental Entity having jurisdiction over the Guaranteed Party or any disclosure in connection with the enforcement of the terms of this Guarantee, the Agreement or the Equity Commitment Letters.

[Remainder of Page Intentionally Left Blank– Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Guarantee through its undersigned designee duly authorized to be effective as of the date first above written.

GUARANTOR:

WHITEHAWK INCOME CORPORATION

By:	/s/ Jeffrey Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer

[Signature Page to Limited Guarantee]

GUARANTEED PARTY:

PHX Minerals Inc.

By:	/s/ Chad L. Stephens
Name: Chad L. Stephens
Title: President and Chief Executive Officer

[Signature Page to Limited Guarantee]